10f-3 Exhibit

	Compliance Detail

Issuer Name + CUSIP
 Goldman Sachs Floating Rate Notes due 2017  -
38148LAD8
Trade Date
May 22, 2015
List of Underwriters
Sole Manager:
Goldman, Sachs & Co

Co-Managers:
ABN AMRO Securities (USA) LLC
Banca IMI SpA
BB&T Capital Markets, a division of BB&T Securities,
LLC
BBVA Securities Inc
BNY Mellon Capital Markets, LLC
Capital One Securities, Inc
Fifth Third Securities, Inc
ING Financial Markets LLC
KeyBanc Capital Markets Inc
Lloyds Securities Inc
Mizuho Securities USA Inc
Natixis Securities Americas LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc
Scotia Capital (USA) Inc
SMBC Nikko Securities America, Inc
SunTrust Robinson Humphrey, Inc
TD Securities (USA) LLC
UniCredit Capital Markets LLC
US  Bancorp Investments, Inc
Drexel Hamilton, LLC
Loop Capital Markets, LLC
Mischler Financial Group, Inc
Samuel A  Ramirez & Company, Inc.

Was the security:  33 Act Registration, Eligible
Municipal Security, Eligible Government
Offering, Foreign Offering, or Eligible 144A
Offering
Yes - Eligible 144A Offering
Was security offered under a firm commitment underwriting (Must be 'YES')
Yes
Is an affiliated b/d a Sr. Manager or Co-
Manager?
Yes
If yes, did the affiliate benefit directly or indirectly (Must be NO)
No
Name of Affiliate:
Natixis Securities America LLC
Underwriter (s) or Dealer(s) from Whom
Purchased (Non-affiliates):
Goldman Sachs

Sector or Industry:
Sector: Financials, Industry: Diversified Financials
Date of First Offering:
05-22-2015
Ratings:
S&P: A-, Fitch: Ae, Moodys: A3
Maturity Date:
May 22, 2017
Coupon:
6.25%
Unit Price:
100.000% of the principal amount
Gross Underwriting Spread
0.67% per annum
Gross Spread as a % of Price:
..9535
Yield:
1.087
Yield to Maturity
1.0865 as of 05/28/15
Principal Amount of Offering:
$750,000,000
Subordination Features:
None
Years of Continued Operation:
25+


The adviser attests that the commission, spread or
profit with respect to the transaction described is
reasonable and fair compared to the commissions,
spread or profit received by others in connection
with the underwritings of similar securities during
a comparable period of time.The adviser attests that
the Total Percentage Purchased by adviser including
all funds and private advisory accounts over which
adviser has investment discretion did not exceed 25%.
[If an eligible 144A offering,  must be less than
25% of the 144A offering plus any concurrent
public offering]    PLEASE INDICATE PERCENTAGE



0.67%

LIST EACH PARTICIPATING FUND
Percent of Offering
Purchased by Fund
Dollar Value of Offering
Purchased by Fund
Oakmark Equity & Income
Fund
0.67%
$5,000,000.00
Total Purchased for Oakmark Funds
which Harris Associates L.P. manages
0.67%
$5,000,000.00
Total Percent Purchased by all Funds and
private advisory accounts over which
Harris Associates L.P. has investment
discretion.
0.67%
$5,000,000.00